INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-03151 of ILX Incorporated on Form S-3 of our report dated March 27, 1996, appearing in the Annual Report on Form 10-K of ILX Incorporated for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 16, 1996